Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, and to the use of our reports dated January 19, 2001 in Post-Effective Amendment Number 11 to the Registration Statement (Form N-1A, No. 33-63621) of FTI Large Capitalization Growth and Income Fund, FTI Large Capitalization Growth Fund, FTI International Equity Fund, FTI Small Bond Fund, FTI Municipal Bond Fund and FTI European Smaller Companies Fund, each a portfolio of FTI Funds, dated March 31, 2001.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP
Boston, Massachusetts
March 27, 2001